SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2014

Well Power, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53985	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 16D, Jalan 6/5 Taman Komersial Pandan Indah, Malaysia	_______
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 778-991-7278

_______________________________________ ______________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 9, 2014, our board of directors appointed Cristian Neagoe to serve as our new CEO, CFO, President, Secretary, Treasurer, and Director. Concurrently with this appointment, Melissa Lopez resigned her positions as President, CEO, CFO, and Treasure. Ms. Lopez will continue to serve as a member of our board of directors. Imelda Tan resigned her position as Secretary and will continue to serve as a member of our board of directors.

Cristian Neagoe, our newly-appointed CEO, CFO, President, Secretary, Treasurer, and Director, received his degree in physics at the University of Bucharest in Romania, a PH.D in Theoretical Chemistry form the Romanian Academy of Science in 2004 and a Chemical Engineering degree in 2012 from the Ecole Polytechnique Montreal. He served as a production manager at Stelian INVEST S.R.L. in Romania from 2004 to 2006. Mr. Neagoe had an engineering internship at General Electric in Montreal, Canada in 2010 and served as laboratory instrumentation assistant at Ecole Polytechnique de Montreal from January 2012 to May 2012. Mr. Neagoe has been a research associate at Ecole Polytechnique de Montreal since May 2011. We believe his education, career success and knowledge of the business will greatly benefit us as he serves as our CEO, CFO, President, Secretary, Treasurer, and Director.

Our newly-appointed Officer and Director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Well Power, Inc.

/s/ Cristian Neagoe

Cristian Neagoe

CEO, CFO, President, Secretary, Treasurer, and Director

Date: January 9, 2014

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